[COOPER LETTERHEAD]


CONTACTS:
David B. Frank                                        B. Norris Battin
Jennifer R. Wall                                      The Cooper Companies, Inc.
D. F. King & Co., Inc.                                (714) 673-4746 or
(212) 269-5550                                        (714) 597-8130

FOR IMMEDIATE RELEASE

                     COOPER COMPANIES' STOCKHOLDERS APPROVE
                     ONE-FOR-THREE REVERSE STOCK SPLIT AND
                 RE-ELECT BOARD OF DIRECTORS AT ANNUAL MEETING;
              THE COMPANY ANNOUNCES ODD LOT PURCHASE/SALE PROGRAM

                 Improving Operating Trends Continue into 1995
                  as Company Focuses on Future Revenue Growth

         FORT LEE, NEW JERSEY, SEPTEMBER 21, 1995 . . . At its annual meeting held yesterday, stockholders of The Cooper Companies, Inc. (NYSE:COO) approved a reduction of its authorized shares and a one-for-three reverse stock split of the Company's common stock, re-elected its seven member Board of Directors and ratified the appointment of KPMG Peat Marwick LLP as its independent auditors. The Company also announced a voluntary odd lot purchase/sale program.

Reverse Stock Split and Reduction of Authorized Shares

         The reverse stock split approved by the stockholders reduces the number of outstanding shares of the Company's common stock from 34,723,987 to 11,574,662 (before giving effect to the cash-out of fractional shares). With the approval of the reverse split, stockholders also approved a reduction of the shares of common and preferred stock authorized to be issued from 100,000,000 shares of common stock and 10,000,000 shares of preferred stock to 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. These events will become effective at the close of business on September 21, 1995. Within a few weeks, stockholders of record will receive information relating to the exchange of their stock certificates.

                                (M O R E . . . )

The Cooper Companies, Inc.
September 21, 1995
Page 2



         Commenting on the reverse stock split, A. Thomas Bender, President and Chief Executive Officer of the Company, said, 'Stockholders will benefit in two ways from the reverse split. First, Cooper's stock will now be available to professional money managers whose company policies do not permit investment in lower-priced stocks. Second, investors should now be able to buy the Company's common stock on margin.'

Odd Lot Trading Program

         An odd lot purchase/sale program will begin in late September and end on October 31, 1995, subject to extension. Under the program, all stockholders owning fewer than 100 shares of the Company's stock, after giving effect to the one-for-three reverse stock split, will be provided with a low-cost opportunity to sell all of their shares or to purchase the number of shares that would increase their holdings to 100 shares. Information on the odd lot program will be mailed to all stockholders eligible to participate in the program. Mr. Bender stated that, 'In addition to providing small stockholders with a low cost opportunity to sell their shares or increase their holdings to 100 shares, the anticipated reduction in the number of stockholders will result in annual savings to the Company.'

Board of Directors Re-Elected

         The stockholders re-elected the Company's Board of Directors. It consists of A. Thomas Bender, President and Chief Executive Officer of the Company; Mark A. Filler, Executive Vice President of Prism Mortgage Company; Michael H. Kalkstein, partner in the law firm of Graham & James; Moses Marx, general partner in United Equities Company and President of Momar Corp.; Donald Press, Executive Vice President of Broadway Management, Inc. and principal in the firm of Donald Press, P.C.; Allan E. Rubenstein, M.D., Chairman of the Board of MTC Imaging Services and a member of the faculty of the Mt. Sinai School of Medicine and the Mt. Sinai Neurofibromatosis Research and Treatment Center; and Steven Rosenberg, Vice President and Chief Financial Officer and Acting President of Cooper Life Sciences, Inc.



                                (M O R E . . . )

The Cooper Companies, Inc.
September 21, 1995
Page 3



Company Officers

         At a meeting of the Board of Directors held immediately following the stockholders meeting, the Directors re-elected the following officers of The Cooper Companies, Inc.:

Name                                        Office
----                                        ------
Allan E. Rubenstein, M.D.                   Chairman of the Board
A. Thomas Bender                            President and Chief Executive Officer
Robert S. Holcombe                          Senior Vice President and General Counsel
Robert S. Weiss                             Senior Vice President, Treasurer and Chief Financial Officer
Gregory A. Fryling                          Vice President, Business Development
Audrey A. Murray                            Vice President of Risk Management and Employee Benefits
Stephen C. Whiteford                        Vice President and Corporate Controller
Marisa F. Jacobs                            Secretary and Associate General Counsel
Mary G. Cowie                               Assistant Secretary

Performance Highlights

         Mr. Bender reviewed highlights of the Company's recent performance. He noted that during fiscal 1994 and continuing in 1995, the Company resolved a number of legal, financial and operating difficulties that significantly improved the Company's performance.

         'The majority of the costly litigation involving the Company has now been eliminated, dramatically reducing legal fees. The Company's debt was restructured and an $8 million line of credit was established that, together with the now cash positive position of the Company, allows us to fund selective strategic projects in our core operating areas of vision care and gynecology,' said Bender. In addition, he noted that the Company's capitalization was streamlined when its preferred stock was converted into common stock, thereby eliminating the requirement to pay preferred stock dividends.

         Fiscal 1994 ended with two profitable quarters that began a series of five consecutive

                                (M O R E . . . )

The Cooper Companies, Inc.
September 21, 1995
Page 4



profitable quarters extending through the third quarter of fiscal 1995. During this time, the Company's operating results have improved significantly.

         The Company's core operating businesses performed well during 1994 and are now being guided by a strategic plan that capitalizes on the Company's experience and success in underserved segments of the healthcare market.

         Through three quarters of fiscal 1995, sales of CooperVision, the Company's specialty contact lens manufacturing business, grew 11% and operating income grew 17%. This business unit is powering the Company's turn-around. Much of its growth is attributable to the success of its line of toric contact lenses that correct astigmatism with high quality, technologically superior products, such as the Preference Toric'tm' line.

         During 1994, CooperVision Pharmaceuticals continued its clinical trials involving CalOptic'tm', its brand of Verapamil, a Class I calcium channel blocker being developed for the treatment of glaucoma. Because of the sizable further investment that would be required to obtain FDA regulatory clearance to market the product in the U.S., the Company decided to seek a relationship with a strategic partner to co-develop the product while limiting its own CalOptic research expenses. Discussions with potential partners continue.

         The Company's CooperSurgical unit has narrowed its market focus to gynecology and right-sized its organization. In June of 1995, it acquired a technologically advanced uterine manipulator device and related products that will compete in a $25 million segment of the U.S. gynecology market that is growing at more than 10% per year. Through three quarters of 1995, sales of CooperSurgical's products for use by gynecologists grew approximately 10% and now represent over 70% of the unit's business. Long-term, CooperSurgical's strategy is to grow its business by acquiring proprietary products for use in the gynecologist's office and outpatient settings, while limiting its investment in longer term, higher risk research and development projects.

         Hospital Group of America, the Company's psychiatric business, has increasingly focused

                                (M O R E . . . )

The Cooper Companies, Inc.
September 21, 1995
Page 5


its strategy on ancillary programs available to its clientele, including outpatient services, residential treatment centers and academies. Two of the unit's hospitals performed well in 1994 and continue to do so in 1995. At its third hospital, work continues to improve results that have been, and continue to be, negatively impacted by a medical staff management contract. The Company is reviewing various alternatives to resolve the problem.

         In concluding his remarks, Mr. Bender summarized his future expectations for the Company by anticipating continued strong performance at CooperVision and the development of CooperSurgical into a leading gynecology business. Defining his most important future management task, Bender observed that, 'With our expenses now becoming appropriate for a company of our current size, my primary focus is on growing revenue and using the value inherent in our $240 million of net operating losses.'

         The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products and services. CooperVision, Inc., headquartered in Irvine, CA, with additional manufacturing facilities in Huntington Beach, CA, Rochester, NY, and Ontario, Canada, markets a range of contact lenses for the vision care market. CooperVision Pharmaceuticals, Inc., also headquartered in Irvine, CA, develops ophthalmic pharmaceutical products. CooperSurgical, Inc., located in Shelton, CT, markets diagnostic and surgical instruments and accessories for the gynecological market. Hospital Group of America, Inc. provides psychiatric services through hospitals in New Jersey, Delaware and Illinois.

         NOTE: The Cooper Companies, Inc. press releases and selected financial data are available at no charge through Business Wire's NewsOnDemand'tm'
Service. For a menu of available information or to retrieve specific information, call 1-800-356-0742.